Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2022

FRANKLIN, Tenn., May 3, 2022 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2022. The Company reported net income for the first quarter of approximately $5.5 million, or $0.21 per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended March 31, 2022 totaled $0.56 and $0.61, respectively, per diluted common share.

Highlights include:
•During the first three months of 2022, the Company acquired two real estate properties totaling approximately 30,315 square feet for an aggregate purchase price and cash consideration of approximately $5.8 million. Upon acquisition, the properties were 100% leased in the aggregate with lease expirations through 2028.

•The Company has one property under a definitive purchase agreement for an expected purchase price of approximately $5.9 million. The Company expects to close on this property during the second or third quarter of 2022; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•The Company also has six properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $141.0 million. The Company's expected returns on these investments range from approximately 9.75% to 10.25%. The Company anticipates closing on these properties from the second quarter of 2022 through the fourth quarter of 2023; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•On April 28, 2022, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.44 per share. The dividend is payable on May 27, 2022 to stockholders of record on May 13, 2022.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of March 31, 2022, the Company had investments of approximately $843.8 million in 158 real estate properties (including a portion of one property accounted for as a financing lease). The properties are located in 34 states, totaling approximately 3.4 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract, effects on global and national markets as well as businesses resulting from the COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	(Unaudited)
	March 31, 2022	December 31, 2021

ASSETS
Real estate properties:
Land and land improvements	$98,561	$97,397
Buildings, improvements, and lease intangibles	741,969	736,465
Personal property	225	223
Total real estate properties	840,755	834,085
Less accumulated depreciation	(140,985)	(133,056)
Total real estate properties, net	699,770	701,029
Cash and cash equivalents	1,178	2,351
Restricted cash	521	516
Other assets, net	59,761	50,337
Total assets	$761,230	$754,233

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$269,670	$265,625
Accounts payable and accrued liabilities	6,894	7,845
Other liabilities, net	13,552	18,651
Total liabilities	290,116	292,121

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 25,072 and 24,983 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	251	250
Additional paid-in capital	597,548	595,624
Cumulative net income	64,647	59,123
Accumulated other comprehensive loss	7,542	(4,980)
Cumulative dividends	(198,874)	(187,905)
Total stockholders’ equity	471,114	462,112
Total liabilities and stockholders' equity	$761,230	$754,233

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Amounts in thousands, except per share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2022	2021
REVENUES
Rental income	$22,604	$20,780
Other operating interest	877	615
	23,481	21,395

EXPENSES
Property operating	4,091	3,729
General and administrative	3,316	2,859
Depreciation and amortization	7,942	7,225
	15,349	13,813

INCOME BEFORE INCOME TAXES AND OTHER ITEMS	8,132	7,582
Interest expense	(2,626)	(2,229)
Deferred income tax benefit (expense)	17	(39)
Interest and other income	1	1
NET INCOME	$5,524	$5,315

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.21	$0.21
Net income per common share – Diluted	$0.21	$0.21
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	23,570	22,809
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	23,570	22,809

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net income	$5,524	$5,315
Real estate depreciation and amortization	8,001	7,276
Total adjustments	8,001	7,276
FFO	$13,525	$12,591
Straight-line rent	(820)	(838)
Stock-based compensation	2,122	1,558
AFFO	$14,827	$13,311
FFO per Common Share-Diluted	$0.56	$0.54
AFFO per Common Share-Diluted	$0.61	$0.57
Weighted Average Common Shares Outstanding-Diluted (2)	24,344	23,500

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: David H. Dupuy, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated